Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
07-13

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Kip Rupp / krupp@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS SECOND QUARTER RESULTS
EPS Increased 21 percent from $0.14 to $0.17
HOUSTON — August 2, 2007 — Quanta Services, Inc. (NYSE:PWR) today announced results for the three and six months ended June 30, 2007.
     Revenues in the second quarter of 2007 were $557.6 million compared to revenues of $514.0 million in the second quarter of 2006. For the second quarter of 2007, net income was $21.9 million or $0.17 per diluted share, compared to net income of $17.7 million or $0.14 per diluted share in the second quarter of 2006.
     Revenues for the first six months of 2007 were $1.13 billion compared to $1.01 billion for the first half of 2006. For the first six months of 2007, the company reported net income of $53.1 million or $0.40 per diluted share, compared to net income of $25.5 million or $0.21 per diluted share in the first six months of last year. Excluding the positive effect of a settlement of a multi-year audit with the Internal Revenue Service during the first quarter of 2007, adjusted net income was $37.7 million and adjusted earnings per diluted share were $0.29 for the first six months of 2007. Adjusted net income and adjusted earnings per diluted share are non-GAAP measures.
     “Our strong quarter, including 13 percent internal revenue growth from electric power and gas customers, reflects continued elevated spending by these customers. We are pleased with the results we achieved during the quarter despite experiencing extremely wet weather that hampered our performance in the South Central U.S.,” said John R. Colson, chairman and chief executive officer of Quanta Services. “With backlog up $170 million or 13 percent compared to the second quarter of last year, we believe the future presents exciting growth opportunities for Quanta. We are in a strong position to support our customers as they focus on the delivery of reliable electric power and next-generation telecommunications services.”
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RECENT HIGHLIGHTS —
•	Scheduled meeting of stockholders — In connection with Quanta’s pending merger with InfraSource Services, Inc. (NYSE: IFS), Quanta has scheduled a special stockholder meeting for Aug. 30, 2007 at 9:00 a.m. Central time at 1330 Post Oak Boulevard, Level 2, Central Plains Room, Houston, Texas, 77056. At the Quanta special meeting, Quanta stockholders will be asked to consider and vote on a proposal to approve the issuance of shares of Quanta common stock in the merger. InfraSource has scheduled a special stockholder meeting on the same day for InfraSource stockholders to consider and vote on a proposal to approve the merger. Upon approval by Quanta’s and InfraSource’s stockholders and satisfaction of the other customary closing conditions, Quanta can proceed with the consummation of the merger and the integration of InfraSource.

•	Secured contract to help strengthen grid reliability — In July, Quanta secured a contract with Kenny Construction Company to install the transmission infrastructure for Allegheny Energy’s 210-mile, 500,000-volt Trans-Allegheny Interstate Line (TrAIL) project. The new line, which spans Allegheny’s service territory from southwestern Pennsylvania through West Virginia to northern Virginia, will strengthen the reliability of the power grid serving the mid-Atlantic region of the United States. The project is currently in the planning and engineering phase with construction expected to begin in the summer of 2008 and be completed in 2010.

•	Received customer award — Quanta’s operating unit Trawick Construction Company was recognized as an outstanding supplier by AT&T Inc. Trawick Construction received the award for its contributions in the Teamwork category and for helping AT&T deliver outstanding service to its customers during the past year.
OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact on the third quarter of 2007 of any business combinations or divestitures that may be completed after June 30, 2007, such as the pending acquisition of InfraSource.
     Quanta expects revenues for the third quarter of 2007 to range between $595 million and $615 million and diluted earnings per share to be between $0.20 and $0.21. These estimates include approximately $25 million of anticipated emergency restoration revenues for the third quarter of 2007.
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     Quanta Services has scheduled a conference call for Aug. 2, 2007, at 9:00 a.m. Eastern time. To participate in the call, dial (303) 262-2139 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s Web site at www.quantaservices.com. To listen to the call live on the Web, please visit the Quanta Services Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call on the company’s Web site. A replay will also be available through Aug. 9 and may be accessed by calling (303) 590-3000 and using the pass code 11094322. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600. Reconciliations of non-GAAP to GAAP measures can also be found on the company’s Web site at www.quantaservices.com in the “Financial News” section.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
Additional Information and Where to Find It
     These materials are not a substitute for the registration statement that was filed with the Securities and Exchange Commission (SEC) in connection with the proposed acquisition of InfraSource or the joint proxy statement/prospectus sent to stockholders. INVESTORS ARE URGED TO READ CAREFULLY THE FINAL JOINT PROXY STATEMENT/PROSPECTUS DATED JULY 26, 2007, WHICH WAS MAILED TO OUR STOCKHOLDERS ON OR ABOUT JULY 31, 2007, AS IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. The registration statement and other documentation filed by Quanta and InfraSource may be obtained, free of charge, on the SEC’s Web site (http://www.sec.gov). This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Quanta or InfraSource common stock.
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     The final joint proxy statement/prospectus and such other documents (relating to Quanta) may also be obtained for free from Quanta’s Web site at www.quantaservices.com or from Quanta by directing a request to Quanta Services, Inc., 1360 Post Oak Blvd., Suite 2100, Houston, Texas, 77056, Attention: Corporate Secretary, or by phone at (713) 629-7600.
     The final joint proxy statement/prospectus and such other documents (relating to InfraSource) may also be obtained for free from InfraSource by directing a request to InfraSource Services, Inc., 100 W. Sixth Street, Media, PA, 19063, Attention: General Counsel, or by phone at (610) 480-8000.
Participants in the Solicitation
     Quanta, InfraSource and their respective directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from stockholders in connection with the acquisition. Information about Quanta, InfraSource and their respective directors and executive officers and their ownership of securities is set forth in the final joint proxy statement/prospectus.
Forward-looking statements
This press release (and oral statements regarding the subjects of this release, including the conference call announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other projections of financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, strategies and plans and whether and when transactions contemplated by the merger agreement with InfraSource will be consummated, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, quarterly variations in operating results; adverse changes in economic conditions and trends in relevant markets; the ability to effectively compete for market share; potential failure of the Energy Policy Act of 2005 to result in increased spending on the electrical power transmission infrastructure; the failure to satisfy the conditions to the closing of the pending merger with InfraSource as contemplated by the merger agreement, including obtaining stockholder or regulatory approvals, or the failure to otherwise consummate the pending merger; unexpected costs or unexpected liabilities that may arise from the pending merger, whether or not consummated; the potential adverse impact to the businesses of the companies as a result of uncertainty surrounding the pending merger, including the inability to retain key personnel; the potential adverse effect of any conditions imposed in connection with consummation of the merger; the ability to successfully identify, complete and integrate acquisitions, including the pending merger with InfraSource; estimates and assumptions in determining financial results; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; potential exposure to environmental liabilities; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts and the potential to incur losses with respect to these contracts; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to attract skilled labor and retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; potential shortage of skilled employees; growth outpacing infrastructure; potential exposure to environmental liabilities; risks associated with operating in international markets; requirements relating to governmental regulation and changes thereto; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; the adverse impact of goodwill impairments; the potential conversion of outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2006, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s web site at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.
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Quanta Services, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2007 and 2006
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007		2006
Revenues	$557,600	$514,048	$1,132,480		$1,010,542
Cost of services	471,931	433,693	968,405		870,739

Gross profit	85,669	80,355	164,075		139,803
Selling, general & administrative expenses	47,310	46,550	96,542		88,734
Amortization of intangible assets	692	90	1,464		181

Income from operations	37,667	33,715	66,069		50,888
Interest expense	(5,544)	(9,794)	(11,096)		(15,678)
Interest income	5,654	3,036	9,952		6,015
Gain on early extinguishment of debt	—	1,598	—		1,598
Other, net	82	180	111		328

Income before taxes	37,859	28,735	65,036		43,151
Provision for taxes	15,993	11,075	11,966		17,633

Net income	$21,866	$17,660	$53,070		$25,518

Earnings per share:
Basic	$0.18	$0.15	$0.45		$0.22

Diluted	$0.17	$0.14	$0.40		$0.21

Shares used in computing earnings per share:
Basic	118,578	117,152	118,306		116,840
Diluted	149,964	142,014	149,736		141,827

Non-GAAP measures:
Adjusted net income	N/A	N/A	$37,732		N/A
Adjusted diluted earnings per share	N/A	N/A	$0.29	(a)	N/A
Shares used in computing adjusted diluted earnings per share	N/A	N/A	143,322	(a)	N/A
Note: The non-GAAP measures in this press release are provided to enable investors to evaluate performance excluding the effects of items that management believes impact the comparability of operating results between periods. The six month results for 2007 include the effect of $15.3 million in tax benefits, or $0.11 per diluted share, primarily associated with a reduction in the allowance for tax contingencies due to the settlement of a multi-year audit by the Internal Revenue Service during the first quarter of 2007.

(a)	As a result of applying the if-converted method for calculating adjusted diluted earnings per share, shares have been adjusted assuming conversion of Quanta’s 4.5% convertible subordinated notes, and adjusted net income has been adjusted upward by $4.5 million for the six months ended June 30, 2007, for an addback of related interest expense, net of tax.

Quanta Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$405,792	$383,687
Accounts receivable, net	474,171	507,761
Costs and estimated earnings in excess of billings on uncompleted contracts	49,788	36,113
Inventories	23,394	28,768
Prepaid expenses and other current assets	33,860	34,300

Total current assets	987,005	990,629
PROPERTY AND EQUIPMENT, net	293,713	276,789
ACCOUNTS AND NOTES RECEIVABLE, net	6,376	7,815
OTHER ASSETS, net	33,821	31,981
OTHER INTANGIBLES, net	7,808	1,448
GOODWILL, net	353,707	330,495

Total assets	$1,682,430	$1,639,157

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$33,380	$34,845
Accounts payable and accrued expenses	220,339	270,897
Billings in excess of costs and estimated earnings on uncompleted contracts	24,485	28,714

Total current liabilities	278,204	334,456
CONVERTIBLE SUBORDINATED NOTES	413,750	413,750
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	181,665	161,868

Total liabilities	873,619	910,074

STOCKHOLDERS’ EQUITY	808,811	729,083

Total liabilities and stockholders’ equity	$1,682,430	$1,639,157

Quanta Services, Inc. and Subsidiaries
Information Used to Compute Basic and Diluted
Earnings Per Share
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net income	$21,866	$17,660	$53,070	$25,518
Effect of convertible subordinated notes under the “if converted” method — interest expense addback, net of taxes	3,199	2,230	6,398	4,460

Net income for diluted earnings per share	$25,065	$19,890	$59,468	$29,978

Weighted average shares outstanding for basic earnings per share	118,578	117,152	118,306	116,840
Effect of dilutive stock options and restricted stock	734	625	778	750
Effect of convertible subordinated notes under the “if converted” method — weighted convertible shares issuable	30,652	24,237	30,652	24,237

Weighted average shares outstanding for diluted earnings per share	149,964	142,014	149,736	141,827

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